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Exhibit 99.1

Ultimate Electronics Requests Extension to file Form 10-Q; lenders reduce availability under credit facility

        DENVER, December 13, 2004 /PRNewswire-FirstCall via COMTEX/—Ultimate Electronics, Inc. (Nasdaq: ULTE) today announced it has filed a request for an extension to file its 10-Q for the quarter ended October 31, 2004.

        The Company has substantially completed its work on its Quarterly Report on Form 10-Q for the quarter ended October 31, 2004 (its "Form 10-Q"). On December 10, 2004, however, the Company's lenders notified the Company that they would be requiring significant additional reserves against availability of funds under the credit facility, commencing December 10, 2004 and increasing those reserves through January 31, 2005, under the Company's revolving credit facility. Despite an improved trend with the Thanksgiving weekend sales, which historically are an indicator of the holiday selling season, fourth quarter sales to date have been weak. Based on continued deterioration in fourth quarter sales trends, the Company anticipates that it will be in violation of one or more covenants under its credit facility. Although the Company intends to seek a waiver from its lenders relating to the loan covenant violation(s), its lenders may not grant such waiver. The Company has concluded that the continued sales decline, the requirement for additional reserves and the potential loan covenant violation(s) raise substantial doubt about its ability to continue as a going concern. The Company is examining all of its strategic alternatives including a potential reorganization of its business. Due to these recent events, the Company has requested an extension of time to file its Form 10-Q, as it could not complete the filing of its Form 10-Q without unreasonable effort. The Company expects to file its Form 10-Q on or before December 15, 2004.

        Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the Company. These forward-looking statements include statements regarding potential loan covenant violation(s), the Registrant's intention to seek a waiver from its lenders, the potential reorganization of its business and the expected date for filing its Form 10-Q. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to, the Company's relationships with its suppliers, vendors and lenders; the decision of any of the Company's lenders to withhold its consent to provide waivers; the assessment of the Company's independent accountants regarding the Company's financial condition; and other risk factors identified in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2004, and other filings with the Securities and Exchange Commission. There can be no assurance that future developments affecting the Company will be those anticipated by management. The Company disclaims any obligation to update or revise any of the forward-looking statements that are in this news release.

        About Ultimate Electronics, Inc. (Nasdaq: ULTE)

        Ultimate Electronics is a leading specialty retailer of home entertainment and consumer electronics products in 14 states. The Company operates 65 stores, including 54 stores in Arizona, Idaho, Illinois, Iowa, Kansas, Minnesota, Missouri, Nevada, New Mexico, Oklahoma, South Dakota, Texas and Utah under the trade name Ultimate Electronics® and 11 stores in Colorado under the trade name SoundTrack®. In addition, the Company operates Fast Trak Inc., an independent electronics repair company and a wholly owned subsidiary of Ultimate Electronics.

        For further information, please contact: Investor Relations Department, Ultimate Electronics, Inc. at 303-412-2500 (ext. 2640) or 1-800-260-2660 (ext. 2640) or e-mail shareholder@ulte.com.

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  Exhibit 99.1
Ultimate Electronics Requests Extension to file Form 10-Q; lenders reduce availability under credit facility